Exhibit 32.1



                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)


     In connection with the Annual Report on Form 10-K of Energy Conversion Devices, Inc. (the "Company") for the fiscal year ended June 30, 2004 (the "Report"), each of the undersigned hereby certifies:

          1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


     /s/ Robert C. Stempel
     ------------------------------

     Robert C. Stempel
     Chief Executive Officer
     May 24, 2005


     /s/ Stephan W. Zumsteg
     ------------------------------
     Stephan W. Zumsteg
     Chief Financial Officer
     May 24, 2005


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